PERPETUAL INDUSTRIES ANNOUNCES NEW REG D 506(c) OFFERING AND SIGNIFICANT UPDATES TO CORPORATE WEBSITE

CALGARY, AB and NEW YORK, NY, October 15, 2014 — Perpetual Industries Inc. (OTC:PRPI), today announced a new Reg D 506(c) offering, along with significant updates to its corporate website www.perpetualindustries.com. A presentation and information on the offering are available on the website’s newly added “Investors” tab.

The offering is for up to 4,800,000 shares of the company at a price of $0.75 per share, for potential gross offering proceeds of $3,600,000. The offering includes a 10% broker-dealer commission and 10% broker-dealer warrants.

Proceeds from this offering are earmarked for expanding Perpetual’s operations through strategic joint venture partnerships, for public company compliance, and for general working capital purposes for the next 18 to 24 months. A copy of the Private Placement Memorandum detailing the current financing offering is available for review on the company website, at: http://www.perpetualindustries.com/pi/Investor-presentation.html.

Perpetual’s securities (OTC:PRPI) are eligible for DTCC (Depository Trust & Clearing Corporation) processing, and the company is applying for DRS (Direct Registration System) and DWAC (Deposit/Withdrawal at Custodian) access, to enable electronic trading.

The new “Investors” tab has links to: Perpetual’s OTC Markets profile under the stock symbol OTC:PRPI, news releases and events, historical SEC Filings, investor relations and transfer agent contacts, opportunities to sign up for email alerts, various investor videos and presentations, and information on opportunities to directly fund select industry verticals.

The website also has a “Products Overview” page highlighting the application of the XYO technology in various industries. It outlines opportunities to get involved in industry-by-industry joint venture verticals. It also links to the technical website www.xyobalancer.com, which summarizes the results of specific rotating machinery applications that have been tested using the XYO technology.

ABOUT PERPETUAL INDUSTRIES

Incorporated in Nevada and based in Calgary, Alberta, Perpetual Industries Inc. (OTC:PRPI) is an emerging growth company focusing on research and development of new and innovative energy efficient products. Its core technology is an automatic, mechanical technology called XYO, used for balancing rotating parts in machines so that they produce less vibration and operate more efficiently. Perpetual sublicenses XYO to third parties and directly develops and manufactures products containing XYO. For more information, please visit: www.perpetualindustries.com.

INVESTOR RELATIONS CONTACT

Doug Greig

Perpetual Industries Inc.

(403) 214-4321

info@perpetualindustries.com

MEDIA CONTACT

Mary Chung

Smash Street Media

(212) 293-9023

mchung@smashstreetmedia.com

FORWARD LOOKING STATEMENTS

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve assumptions, expectations and projections about events subject to risk and uncertainty; these estimates reflect the best judgment, at the time, of our senior management. Expressions like “believe,” “anticipate,” “intend,” “estimate,” “expect,” and “project” identify them, but they do not always contain such words. They may relate to our anticipated sales performance and trends, operating income, cash flows, business strategies and initiatives, and other matters.  Actual results may differ and matters and transactions may not proceed as contemplated. Unknown or unpredictable factors could have material adverse effects on our future results, performance or achievements.

We caution you not to rely unduly on our forward-looking statements. Investors should consider our Securities and Exchange Commission (SEC) filings, including our Registration Statement on Form S-1, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, especially the “Management’s Discussion and Analysis” and “Risk Factors” sections, and our Current Reports on Form 8-K.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, nor to update any news release, SEC filing, presentation, or website.